UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2014

TIM HORTONS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada	L6K 2Y1
(Address of principal executive offices)	(Zip Code)

(905) 845-6511
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the information furnished by Tim Hortons Inc. (the “Company”) in the Form 8-K, dated February 25, 2014 (the “Original Report”) solely to (i) correct clerical errors in the table titled “Free Cash Flow” on slide 153 (previously slide 166) of the 2014 investor conference slide presentation regarding the Company’s new five year strategic plan attached as Exhibit 99.1 to the Original Report, (ii) clarify that certain footnoted information in the slide presentation comes from Consumer Survey sources, (iii) remove slides that were included in the presentation for purposes such as scheduling breaks and other administrative aspects of the conference, and (iv) add slide numbers and update internal slide number references within the presentation. Accordingly, this Amendment should be read in conjunction, and as if filed concurrently, with the Original Report. Except as expressly set forth herein, this Amendment does not modify or update disclosures contained in the Original Report, and this Amendment, therefore does not reflect events occurring after the filing of the Original Report.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1    Investor Conference slide presentation materials used beginning on February 25, 2014.

Exhibit 99.2     Safe Harbor Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: March 19, 2014	By:	/s/ JILL E. SUTTON
Jill E. Sutton (formerly Aebker) Executive Vice President, General Counsel and Secretary